Exhibit 1.01

CDC SOFTWARE CORPORATION

DEAR CDC SOFTWARE CORPORATION SHAREHOLDER:

You are cordially invited to attend the Extraordinary General Meeting of Shareholders (the “General Meeting”) of CDC Software Corporation (the “Company”) to be held at 11/F ING Tower, 308 Des Voeux Road, Central Hong Kong on May 28, 2010, at 12:00 p.m. (Hong Kong time).

Details of the business to be conducted at the General Meeting are provided in the attached Notice of Extraordinary General Meeting of Shareholders and Proxy Statement. A proxy card and an ADR Voting Instruction Card also accompany this Notice of Extraordinary General Meeting of Shareholders and Proxy Statement.

If you do not plan to attend the General Meeting, please complete, sign, date, and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the General Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the General Meeting.

We look forward to seeing you at the General Meeting.

Carrick John Clough
Chairman

May 17, 2010

Hong Kong

YOUR VOTE IS IMPORTANT

In order to assure your representation at the General Meeting, you are requested to complete, sign, and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).

11/F ING Tower

308 Des Voeux Road

Central Hong Kong

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

To be held on May 28, 2010

The Extraordinary General Meeting of Shareholders (the “General Meeting”) of CDC Software Corporation (the “Company”) will be held at 11/F ING Tower, 308 Des Voeux Road, Central Hong Kong on May 28, 2010, at 12:00 p.m. (Hong Kong time) for the following purposes:

SPECIAL BUSINESS

1.	To ratify the adoption of the Company’s 2009 Stock Incentive Plan (the “2009 Plan”).

2.

To approve an amendment to the 2009 Plan to permit the Compensation Committee or the Board of Directors of the Company to amend (including but not limited to the exercise price of any Award (as defined in the 2009 Plan)), cancel, substitute, replace, re-grant and/or re-price any Award granted or to be granted under the 2009 Plan or any other incentive plan, without shareholder approval.

3.

To approve an amendment to the 2009 Plan to amend Section 5 of the 2009 Plan to increase the maximum number of Options or SARs which may be awarded to any Grantee (each such as defined in the 2009 Plan) during any annual period during the term of the 2009 Plan from 1,000,000 to 3,000,000.

4.	To ratify the adoption of the Company’s 2009 Employee Share Purchase Plan (the “2009 ESPP”).

OTHER BUSINESS

5.	To act upon such other matters as may properly come before the General Meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for determining those shareholders who will be entitled to notice of, and to vote at, the General Meeting and at any adjournment thereof was May 11, 2010. The share transfer books will not be closed between the record date and the date of the General Meeting. A shareholder entitled to attend and vote is entitled to appoint a proxy to attend and, on a poll, to vote instead of him. Such proxy need not be a shareholder of the Company.

Whether or not you plan to attend the General Meeting, please complete, sign, date and return the enclosed proxy promptly in the accompanying reply envelope. Please refer to the enclosed voting form for instructions. Your proxy may be revoked at any time prior to the General Meeting. If you decide to attend the General Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the General Meeting.

ON BEHALF OF THE BOARD OF DIRECTORS

Carrick John Clough
Chairman

May 17, 2010

PROXY STATEMENT

FOR

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of CDC Software Corporation, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), for the Extraordinary General Meeting of Shareholders (the “General Meeting”) to be held at 12:00 p.m. (Hong Kong time) on Friday, May 28, 2010, at 11/F ING Tower, 308 Des Voeux Road, Central Hong Kong, and at any adjournments or postponements of the General Meeting. These proxy materials were first mailed to shareholders on or about May 17, 2010.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the General Meeting are summarized in the accompanying Notice of Extraordinary General Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION

Voting

The Company’s class A ordinary shares, par value US$0.001 per share (the “Class A Shares”) and the class B ordinary shares, par value US$0.001 per share (the “Class B Shares” and together with the Class A Shares, collectively, the “Common Shares”) are the only types of securities entitled to vote at the General Meeting.

Class A Shares that are publicly-traded are represented by American Depositary Shares (“ADSs”). As of May 11, 2010: (i) 5,076,543 Class A Shares were issued and outstanding, approximately 4,800,000 of which were represented by ADSs (with each ADS representing one Class A Share); and (ii) 23,923,457 Class B Shares were issued and outstanding.

Shareholders of record at the close of trading on May 11, 2010 (the “Record Date”) are entitled to vote at the General Meeting.

Holders of Class A Shares, as such may be represented by ADSs, as of the Record Date are entitled to one vote for each Class A Share held by such shareholder on that date. Holders of Class B Shares as of the Record Date are entitled to ten votes for each Class B Share held by such shareholder on that date. All of the Company’s issued and outstanding Class B Shares were held by its parent company, CDC Software International Corporation, as of the date hereof.

At least two shareholders entitled to vote and present in person or by proxy representing not less than one-third of our voting share capital must be present or represented at the General Meeting in order to have a quorum. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business but are not counted as votes cast at the General Meeting. Pursuant to the Company’s Amended and Restated Memorandum, and Articles of Association, if within thirty (30) minutes (or such longer time not exceeding one hour as the chairman of the meeting may determine to wait) from the time appointed for the General Meeting a quorum is not present, the General Meeting shall stand adjourned to the same day in the next week at the same time and place, or to such time and place as decided by the Board, and if at such adjourned General Meeting a quorum is not present within thirty (30) minutes from the time appointed for holding such adjourned General Meeting, the members present in person or by proxy shall be a quorum and may transact the business for which the General Meeting was called.

Proposals 1, 2, 3 and 4 require for approval the affirmative vote of at least a simple majority of the Common Shares present in person or by proxy at a meeting for which a quorum is present.

Voting by Holders of Ordinary Shares

Whether or not you are able to attend the General Meeting, you are urged to vote your proxy, which is solicited by the Board and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted:

•	FOR proposals 1, 2, 3 and 4; and

•	in the discretion of the proxy holders, as to other matters that may properly come before the General Meeting.

You may revoke or change your proxy at any time before the General Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Company at 11/F ING Tower, 308 Des Voeux Road, Central Hong Kong, before the beginning of the General Meeting. You may also revoke your proxy by attending the General Meeting and voting in person.

Voting by Holders of ADSs

Holders of ADSs may instruct the Deutsche Bank Trust Company Americas, as depositary (“Deutsche Bank”), to vote the Class A Shares represented by their ADSs.

Deutsche Bank has advised us that it intends to mail to all owners of ADSs this proxy statement, the accompanying notice of extraordinary general meeting, a proxy card and an ADR Voting Instruction Card.

Upon the written request of an owner of record of ADSs, Deutsche Bank will endeavor, in so far as practicable, to vote or cause to be voted the amount of Class A Shares represented by such ADSs, evidenced by American Depositary Receipts related to those ADSs, in accordance with the instructions set forth in such request.

For instructions to be valid, Deutsche Bank must receive them on or before May 24, 2010. Deutsche Bank will endeavour, as far as practical, subject to the laws of the Cayman Islands and the provisions of the Company’s constitutive documents and of that certain deposit agreement dated August 5, 2010 by and among the Company, Deutsche Bank and the holder of ADSs, to vote or to have its agents vote the ADSs as you instruct. Deutsche Bank will only vote or attempt to vote as you instruct.

As the holder of record for all Class A Shares represented by the ADSs, only Deutsche Bank may vote those Class A Shares at the General Meeting. Deutsche Bank and its agents have advised us that they are not responsible if they fail to carry out your voting instructions or for the manner in which they carry out your voting instructions. This means that the Class A Shares underlying your ADSs may not be able to be voted at the General Meeting.

If (i) the enclosed Voting Instruction Card is signed but is missing voting instructions or (ii) the enclosed Voting Instruction Card is improperly completed, Deutsche Bank will deem such holder of ADSs to have instructed Deutsche Bank to give a discretionary proxy to a person designated by the Company.

PROPOSAL NO. 1

RATIFICATION OF 2009 STOCK INCENTIVE PLAN

General

With respect to Proposal No. 1, persons named in the accompanying form of proxy intend, in the absence of contrary instructions, to vote all proxies for:

Proposal 1: To ratify the adoption of the Company’s 2009 Stock Incentive Plan (the “2009 Plan”).

The Company’s shareholders are being asked to ratify the adoption of the 2009 Plan.

On April 17, 2009, the Company’s Board of Directors (the “Board”) approved the 2009 Plan, a copy of which is attached hereto as Appendix C. The copy of the 2009 Plan attached as Appendix C does not include the amendments described in Proposal No. 2 or Proposal No. 3 herein.

Purpose. The 2009 Plan is intended to make available incentives that will assist the Company in attracting and retaining key employees and to encourage them to increase their efforts to promote our business and the business of our subsidiaries. The Company may provide these incentives through the grant of share options, share appreciation rights, restricted share awards, restricted unit awards, performance shares, performance cash, deferred compensation awards or other rights or benefits under the 2009 Plan.

Shares Subject to 2009 Plan. Subject to adjustments under certain conditions, the maximum aggregate number of Class A Shares which may be issued pursuant to all awards under the 2009 Plan is 3.75 million. As of May 11, 2010, there were 1,137,084 share options and SARs outstanding under the 2009 Plan, having a weighted average exercise price of $8.85 per share.

Appropriate adjustments will be made in the number of authorized shares and in outstanding awards to prevent dilution or enlargement of grantees’ rights in the event of a stock split or other change in the Company’s capital structure. Shares as to which an award is granted under the 2009 Plan that remain unexercised when the award expires, is forfeited or is otherwise terminated, may be the subject of the grant of further awards under the 2009 Plan. Shares covered by an award granted under the 2009 Plan shall not be counted as used unless and until they are actually issued and delivered to the grantee. The shares available will not be reduced by awards settled in cash.

Administration. The administrator of the 2009 Plan may be a committee appointed by the Board, which committee we intend to consist solely of two or more “outside directors” so that awards granted pursuant to the 2009 Plan may qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. Subject to the provisions of the 2009 Plan, the administrator determines in its discretion the persons to whom and the times at which awards are exercisable, the types and sizes of such awards, and all of their terms and conditions. All awards must be evidenced by a written agreement between the Company and the grantee. The administrator may amend the terms of any outstanding award granted under the 2009 Plan, provided that any amendment adversely affecting the rights of a grantee under such award shall not be made without his or her written consent. The administrator has the authority to construe and interpret the terms of the 2009 Plan and awards granted under it. Furthermore, an amendment to Section 4(a) of the 2009 Plan is being proposed as Proposal No. 2 in this proxy statement to permit the Compensation Committee of the Board or the Board to amend (including but not limited to the exercise price of any Award (as defined in the 2009 Plan)), cancel, substitute, replace, re-grant and/or re-price any Award granted or to be granted under the 2009 Plan or any other incentive plan, without shareholder approval.

Eligibility. Awards may be granted under the 2009 Plan to employees, directors, and consultants of the Company or any related entity, including any parent, subsidiary or other business in which the Company, any parent or subsidiary holds a substantial ownership interest. While the Company may grant incentive share options only to employees, the Company may grant non-qualified share options, share appreciation rights, restricted share awards, restricted unit awards, performance shares and performance cash to any eligible grantee.

Share Options. The administrator may grant non-qualified share options, “incentive share options” within the meaning of Section 422 of the Internal Revenue Code, or any combination of these. The exercise price of each non-qualified share option may not be less than 85% of the fair market value of the ADSs representing Class A Shares on the date of grant unless otherwise determined by the administrator. Any incentive share option granted to a person who owns shares possessing more than 10% of the voting power of all classes of shares of the Company or any parent or subsidiary at the time of the grant must have an exercise price not less than 110% of the fair market value of the ADSs representing Class A Shares on the date of grant and a term not exceeding five years from the date of grant thereof. The exercise price of each incentive share option granted to all other persons may not be less than the fair market value of the ADSs representing Class A Shares on the date of grant and shall have a term not exceeding seven years from the date of grant thereof. The administrator may amend the exercise price of any option provided that any amendment adversely affecting the rights of a grantee shall not be made without his or her written consent. Options shall first become exercisable or vest according to the terms, conditions, performance criteria and restrictions set forth in the award agreement, as determined by the administrator at the time of grant. Unless a longer period is provided by the administrator, an option generally will remain exercisable up to one month following the cessation of employment, except that if cessation of employment is as a result of the grantee’s death or disability, the option generally will remain exercisable for the one-year period following such cessation, but in any event not beyond the expiration of its term.

Share Appreciation Rights. A share appreciation right gives a grantee the right to receive the appreciation, if any, in the fair market value of the Company’s shares on the date of its exercise over the exercise price. The Company may pay the appreciation either in cash or in shares in accordance with the terms of the grantee’s award agreement. The administrator may grant share appreciation rights under the 2009 Plan in tandem with a related share option or as a freestanding award. A tandem share appreciation right is exercisable only at the time and to the same extent that the related option is exercisable, and its exercise causes the related option to be canceled as to the number of shares with respect to which the tandem share appreciation right was exercised. The exercise price of a tandem share appreciation right shall be the exercise price per share under the related share option. Freestanding share appreciation rights vest and become exercisable at the times and on the terms established by the administrator. The exercise price of a freestanding share appreciation right shall not be less than 85% of the fair market value of the ADSs representing Class A Shares on the date of grant. The term of any share appreciation right granted under the 2009 Plan is seven years or such other term as set forth in the applicable award agreement.

Restricted Share Awards. The administrator may grant restricted share awards under the 2009 Plan subject to vesting conditions set forth in the award agreement as determined by the administrator (including vesting conditions based on service or performance criteria). Shares granted as restricted share awards may not be transferred by the grantee until vested. A grantee’s rights in unvested restricted shares generally will lapse and his unvested restricted shares will be forfeited back to the Company one month following his termination of employment with the Company for any reason, unless the administrator determines otherwise in its sole discretion, provided that we shall reimburse the grantee for any consideration paid by him for the restricted shares upon its issuance. Grantees holding restricted shares will have all the rights of a shareholder with respect to such award (including the right to any dividends paid), subject to the restrictions in his award agreement, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award. The 2009 Plan also authorizes the administrator to establish a deferred compensation award program under which selected grantees may elect to receive fully vested restricted shares in lieu of compensation otherwise payable in cash or in lieu of cash or shares otherwise issuable upon the exercise of share options, share appreciation rights, performance shares or performance cash.

Restricted Unit Awards. Restricted units granted under the 2009 Plan mean the right, awarded to a grantee pursuant to an award agreement, to receive an amount in cash equal to the fair market value of one share for such consideration, if any, and subject to such terms set forth in the award agreement and such other restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions and other terms as established by the administrator. The administrator may grant restricted unit awards subject to the attainment of performance goals similar to those described below in connection with performance shares and performance units, or may make the awards subject to vesting conditions similar to those applicable to restricted share awards. Grantees have no voting rights or rights to receive cash dividends with respect to restricted unit awards until our shares are issued in settlement of such awards. However, the administrator may grant restricted unit awards that entitle their holders to receive dividend equivalents, which are rights to receive additional restricted units for a number of shares whose value is equal to any cash dividends the Company pays.

Performance Shares and Performance Cash. The administrator may grant performance shares and performance cash under the 2009 Plan, which are awards that will result in a payment to a grantee only if specified performance goals are achieved during a specified performance period. Performance share awards are denominated in ADSs representing our Class A Shares, while performance cash awards are denominated in cash. To the extent earned, performance share and performance cash awards may be settled in cash, shares, including restricted shares, or any combination of these. Unless otherwise provided in the award agreement, if a grantee’s service terminates due to death or disability before the completion of the applicable performance period, the final award value is determined at the end of the period on the basis of the performance goals attained during the entire period, but payment is prorated for the portion of the period during which the grantee continuously remained in service.

Maximum Grants. The maximum number of shares that may be subject to options or share appreciation rights which may be awarded to any grantee during any annual period is currently one million in the aggregate. The maximum number of shares which may be awarded to any grantee during any annual period as restricted shares, restricted units or performance shares is 500,000 in the aggregate. The maximum amount of performance cash which any grantee may earn during any annual period is $500,000. These maximum grants are included so that awards granted pursuant to the 2009 Plan will qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. An amendment to this provision, as set forth in section 5 of the 2009 Plan, is being proposed as Proposal No. 2 in this proxy statement to increase the maximum number of options of SARs that may be granted to any grantee during any annual period to 3,000,000.

Transfer Restrictions. The 2009 Plan provides that incentive share options may not be transferred except by will or the laws of descent and distribution. The administrator has discretion to permit transfers of other awards where it concludes such transferability is appropriate and desirable.

Change in Control. If a change in control occurs, the administrator has discretion to provide for such adjustments to outstanding awards under the 2009 Plan as it deems necessary or appropriate (including the assumption or substitution of such awards and the acceleration of the vesting or exercisability of such awards), provided that the administrator determines that such adjustments do not have a substantial adverse economic impact on the award holder as determined at the time of the adjustment. A “change in control” is defined generally under the 2009 Plan as a sale or other disposition of substantially all of our assets, the acquisition by any person of more than 50% of the Company’s voting shares (including by way of a merger, consolidation or otherwise), and certain changes in the Board.

Amendment and Termination. The 2009 Plan will continue in effect until the 10th anniversary of its approval by the shareholders, unless earlier terminated by the Board. The Board may amend, suspend or terminate the 2009 Plan as it shall deem advisable, except that no amendment may adversely affect a grantee with respect to awards previously granted unless such amendments are in connection with compliance with applicable laws; provided that the Board may not make any amendment in the 2009 Plan that would, if such amendment were not approved by the shareholders, cause the 2009 Plan to fail to comply with any requirement of applicable laws, unless and until shareholder approval is obtained. No award may be granted during any suspension of the 2009 Plan or after termination of the 2009 Plan.

Shareholder Approval

The affirmative vote of at least a simple majority of the Common Shares present in person or by proxy at a meeting for which a quorum is present is required for ratification of the 2009 Plan.

Recommendation of the Board of Directors

The Board recommends that the shareholders vote FOR ratification of the 2009 Plan.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT NO. 1 TO THE 2009 STOCK INCENTIVE PLAN

General

With respect to Proposal No. 2, persons named in the accompanying form of proxy intend, in the absence of contrary instructions, to vote all proxies for:

Proposal 2: To approve an amendment to the Company’s 2009 Stock Incentive Plan, as amended (the “2009 Plan”) to permit the Compensation Committee of the Board (the “Compensation Committee”) or the Board to amend (including but not limited to the exercise price of any Award (as defined in the 2009 Plan)), cancel, substitute, replace, re-grant and/or re-price any Award granted or to be granted under the 2009 Plan or any other incentive plan, without shareholder approval (“Amendment No. 1”).

The Company’s shareholders are being asked to approve Amendment No. 1 to the 2009 Plan.

Purpose. The purpose of the 2009 Plan is to make available incentives, including alternatives to share options that will assist the Company with attracting and retaining key employees by among other things, encouraging them to increase their efforts to promote the business of the Company and its subsidiaries. These incentives include share options, share appreciation rights (“SARs”), restricted share awards, restricted unit awards, performance shares and performance cash. Amendment No. 1 is intended to help assure that the Company remains competitive in its ability to provide equity incentives to attract and retain the services of highly-qualified and experienced directors, employees and consultants.

The Company has issued share options and SARs under the 2009 Plan and its other equity incentive compensation plans as a means of promoting the long-term success of our business by encouraging our directors, employees and consultants to devote their abilities and industry to the Company through the exertion of high levels of performance.

Awards that could be amended, canceled, substituted, replaced, re-granted and/or re-priced would not be required to have exercise prices in excess of the market price of our Common Shares at such time.

The Company believes that Amendment No. 1 would create better incentives for employees, officers and directors to remain with the Company and contribute to the attainment of the Company’s business and financial objectives. If the Company cannot amend, cancel, substitute, replace, re-grant and/or re-price Awards, then it may be forced to consider cash alternatives to provide market-competitive total compensation packages necessary to attract, retain and motivate the talent that is critical to the future success of the Company. These cash alternatives would then reduce the cash available for our other strategic alternatives and obligations.

As of April 30, 2010, the closing price of the Company’s ADSs on NASDAQ was $9.138, and there were 1,137,084 share options and SARs outstanding under the 2009 Plan having a weighted average exercise price of $8.85 per share. Of this amount, 275,000 of such Awards have exercise prices above the April 30, 2010 price of the ADSs. Awards that may be amended, canceled, substituted, replaced, re-granted or re-priced may have been granted, or may be granted, under the 2009 Plan or any other incentive plan.

Text of Amendment No. 1. The text of Section 4(a) of the 2009 Plan, as proposed to be amended by Amendment No. 1, is attached to this proxy statement as Appendix A, with deletions indicated by strike-outs and additions indicated by underlining. The summary of the Amendment No. 1 set forth above is qualified in its entirety by reference to the full text set forth in Appendix A.

Shareholder Approval

The affirmative vote of at least a simple majority of the Common Shares present in person or by proxy at a meeting for which a quorum is present is required for approval of Amendment No. 1 to the 2009 Plan.

Recommendation of the Board of Directors

The Board recommends that the shareholders vote FOR Amendment No. 1 to the 2009 Plan.

PROPOSAL NO. 3

APPROVAL OF AMENDMENT NO. 2 TO THE 2009 STOCK INCENTIVE PLAN

General

With respect to Proposal No. 3, persons named in the accompanying form of proxy intend, in the absence of contrary instructions, to vote all proxies for:

Proposal 3: To approve an amendment to the 2009 Plan to amend Section 5 of the 2009 Plan to increase the maximum number of Options or SARs which may be awarded to any Grantee (each such as defined in the 2009 Plan) during any annual period during the term of the 2009 Plan from 1,000,000 to 3,000,000 (“Amendment No. 2”).

The Company’s shareholders are being asked to approve Amendment No. 2.

Purpose. The purpose of the 2009 Plan is to make available incentives, including alternatives to share options that will assist the Company with attracting and retaining key employees by, among other things, encouraging them to increase their efforts to promote the business of the Company and its subsidiaries. These incentives include share options, share appreciation rights (“SARs”), restricted share awards, restricted unit awards, performance shares and performance cash.

Amendment No. 2 is intended to help assure that the Company remains competitive in its ability to provide equity incentives to attract and retain the services of highly-qualified and experienced directors, employees and consultants.

The Company believes that equity incentives are an important tool for the Company to attract and retain qualified individuals to serve as directors, employees and consultants.

Text of Amendment No. 2. The text of Section 5 of the 2009 Plan, as proposed to be amended by Amendment No. 2 is attached to this proxy statement as Appendix B, with deletions indicated by strike-outs and additions indicated by underlining. The summary of Amendment No. 2 set forth above is qualified in its entirety by reference to the full text set forth in Appendix B.

Shareholder Approval

The affirmative vote of at least a simple majority of the Common Shares present in person or by proxy at a meeting for which a quorum is present is required for approval of Amendment No. 2 to the 2009 Plan.

Recommendation of the Board of Directors

The Board recommends that the shareholders vote FOR Amendment No. 2 to the 2009 Plan.

PROPOSAL NO. 4

RATIFICATION OF 2009 EMPLOYEE SHARE PURCHASE PLAN

General

With respect to Proposal No. 4, persons named in the accompanying form of proxy intend, in the absence of contrary instructions, to vote all proxies for:

Proposal 4: To ratify the adoption of the Company’s 2009 Employee Share Purchase Plan (the “2009 ESPP”).

The Company’s shareholders are being asked to ratify the adoption of the 2009 ESPP.

On September 13, 2009, the Company’s Board of Directors (the “Board”) approved the 2009 ESPP, a copy of which is attached hereto as Appendix D.

The 2009 ESPP allows eligible employees to purchase the Company’s class A ordinary shares represented by American Depositary shares (“Shares”) at a discount through payroll deductions during two annual purchase periods.

Purpose. The 2009 ESPP is intended to make available incentives that will assist the Company in attracting and retaining key employees and to encourage them to increase their efforts to promote our business and the business of our subsidiaries.

Administration. The 2009 ESPP is administered by the Compensation Committee of the Board (the “Compensation Committee”). The Compensation Committee may make such rules and regulations and establish such procedures for the administration of the 2009 ESPP as it deems appropriate, and shall have authority to interpret the 2009 ESPP, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law and shall take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the 2009 ESPP or the administration or interpretation thereof.

Eligibility. All employees of the Company and each Subsidiary (as defined in the 2009 ESPP) designated for participation therein by the Compensation Committee shall be eligible to participate in the 2009 ESPP, provided that each such employee:

(i)

has been employed by the Company or any Subsidiary (or any predecessor thereof), in the manner set forth in clauses (iii) and (iv) below, for a period of at least one hundred and eighty (180) days (continuous or otherwise) prior to the Plan Period (as defined in the 2009 ESPP) during which participation is to commence, provided that no employee who has been employed for two years, for purposes of Section 423(b)(4)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), or more can be excluded under this clause (i);

(ii)

does not own, for purposes of Section 423 of the Code, immediately after the right is granted, stock possessing 5% or more of the total combined voting power or value of all classes of capital stock of the Company or of a Subsidiary;

(iii)	customarily works more than 20 hours per week; and

(iv)	customarily works more than five months in a year;

provided, that, notwithstanding the foregoing, the employment of an employee of a Subsidiary which ceases to be a Subsidiary shall, automatically and without any further action, be deemed to have been terminated (and such employee shall cease to be an Eligible Employee thereunder).

Purchases and Reserved Shares. The two purchase periods over every twelve-month time span are from October 1 to March 31 of the following year and April 1 to September 30 of the same year. Participants in the ESPP may select payroll deductions in whole percentages, from 1% to 10% of base salary. Shares are purchased using the funds set aside through the payroll deductions at the end of each purchase period at a 15% discount to the lower of the market value of Shares on the first day of the applicable purchase period or the last day of the applicable purchase period. The maximum number of Shares that a participant may purchase in any single purchase period shall be $25,000 of the fair market value of Shares for each calendar year, or $12,500 of fair market value of Shares for each purchase period.

The purchase price for each Share shall be the lesser of 85% of the Fair Market Value (as defined in the 2009 ESPP) of such Share at the beginning or the end of an Investment Period (as defined in the 2009 Plan).

The Company has reserved an aggregate of 500,000 Shares for issuance under the 2009 ESPP, of which an aggregate of no more than 100,000 Shares are available for purchase during any purchase period, subject to adjustment in case of changes affecting Shares.

Amendment and Termination. The Board may at any time, or from time to time, amend the 2009 ESPP in any respect; provided, however, that the 2009 ESPP may not be amended in any way that would cause, if such amendment were not approved by the holders of the Company’s ordinary shares, the 2009 ESPP to fail to comply with: (i) the requirements for employee stock purchase plans as defined in Section 423 of the Code, or (ii) any other requirement of applicable law or regulation; unless and until the approval of the holders of the applicable ordinary shares is obtained. No amendment of the 2009 ESPP shall alter or impair any rights outstanding at the time of such amendment to purchase Shares pursuant to any offer thereunder.

The 2009 ESPP and all rights of employees thereunder shall terminate: (i) on the date that Participating Employees become entitled to purchase a number of Shares greater than the number of reserved Shares remaining available for purchase, or (ii) at any time, at the discretion of the Board of Directors.

In the event that the 2009 ESPP terminates under circumstances described in (i) above, reserved Shares remaining as of the termination date shall be subject to participating employees on a pro rata basis. No termination of the 2009 ESPP shall alter or impair any rights outstanding at the time of such termination to purchase Shares pursuant to any offering of the right to purchase Shares thereunder.

Shareholder Approval

The affirmative vote of at least a simple majority of the Common Shares present in person or by proxy at a meeting for which a quorum is present is required for ratification of the 2009 ESPP.

Recommendation of the Board of Directors

The Board recommends that the shareholders vote FOR ratification of the 2009 Plan.

OTHER MATTERS

The Board knows of no other matters to be presented for shareholder action at the General Meeting. However, if other matters do properly come before the General Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

In the event that sufficient votes in favor of any proposal set forth in the Notice of this General Meeting are not received by May 24, 2010, the persons named as proxies in the enclosed proxy may propose one or more adjournments of the General Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the Common Shares present in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies in the enclosed proxy will vote in favor of such adjournment for those proxies which they are entitled to vote in favor of the proposal for which further solicitation of proxies is to be made. They will vote against any such adjournment for those proxies which they are required to vote against such proposal.

ON BEHALF OF THE BOARD OF DIRECTORS

Carrick John Clough
Chairman

May 17, 2010

Hong Kong

Appendix A

Proposed Amendment No. 1 to the Company’s 2009 Stock Incentive Plan

4.	ELIGIBILITY AND GRANT OF AWARDS; ADMINISTRATOR AUTHORITY.

(a) Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall, in its discretion as reflected by the terms of the Award Agreements:

(i) Select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) Authorize the granting of Awards to eligible Grantees;

(iii) Determine and designate from time to time those eligible Grantees to whom Awards (which, in the case of Options granted to employees of the Company and its Subsidiaries, may be qualified under Section 422 of the Code) are to be granted and the number of Shares to be awarded to each Grantee;

(iv) Determine the number of Shares, size of the Award or the amount of other consideration to be covered by each Award granted hereunder;

(v) Approve the forms of Award Agreements for use under the Plan;

(vi) Determine the time or times when and the manner and condition in which each Award shall be exercisable or vest, and the duration of the exercise period;

(vii) Determine or impose other conditions to the grant, exercise or vesting of Awards under the Plan as it may deem appropriate (including in the case of Performance Awards, Performance Award Formulas, Performance Goals and Performance Periods); provided, however, that no Award shall be granted with terms or conditions which are inconsistent with the provisions of the Plan;

(viii) Without shareholder approval, and in its sole discretion, amend the terms of any outstanding Award granted under the Plan or any other incentive plan (including but not limited to the exercise price of any Award Option), cancel, substitute, replace, re-grant and/or re-price any Award granted or to be granted under the Plan or any other incentive plan; provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent; and

(ix) Take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

A-1

Appendix B

Proposed Amendment No. 2 to the Company’s 2009 Stock Incentive Plan

5.	NUMBER OF SHARES SUBJECT TO THE PLAN.

Subject to adjustments pursuant to Section 21, the maximum aggregate number of Shares which may be issued pursuant to all Awards is 3,750,000. Notwithstanding the foregoing provisions of this Section 5, Shares as to which an Award is granted under the Plan that remains unexercised at the expiration, forfeiture or other termination of such Award may be the subject of the grant of further Awards. Shares covered by an Award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to the Grantee. Any Shares covered by a SAR shall be counted as used only to the extent Shares are actually issued to the Grantee upon exercise of the right. Any Shares covered by an Award which is settled in cash shall be added to the Shares available under the Plan. Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. The certificates for Shares issued hereunder may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Administrator may otherwise deem appropriate.

The maximum number of Options or SARs which may be awarded to any Grantee during any annual period during the term of the Plan is 3,000,000 1,000,000 in the aggregate. The maximum number of Shares which may be awarded to any Grantee during any annual period during the term of the Plan as Restricted Stock, Restricted Units or Performance Shares is 500,000 in the aggregate. The maximum amount of Performance Cash which any Grantee may earn during any annual period during the term of the Plan is US$500,000.

B-1

Appendix C

CDC SOFTWARE CORPORATION

2009 STOCK INCENTIVE PLAN

CDC Software Corporation, a Cayman Islands corporation, wishes to attract and retain key employees and to encourage them to increase their efforts to promote the business of the Company and its Subsidiaries. In furtherance thereof, the CDC Software Corporation 2009 Stock Incentive Plan is designed to provide equity-based incentives to key employees and certain outside consultants and advisors to the Company and its Subsidiaries.

1.	DEFINITIONS.

Whenever used herein, the following terms shall have the meanings set forth below:

“Administrator” means the Board or any of the Committees appointed to administer the Plan.

“Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

“Award” means the grant of an Option, Restricted Stock, Restricted Unit, SAR, Performance Share, Performance Cash, Deferred Compensation Award or other right or benefit under the Plan.

“Award Agreement” means a written agreement in a form approved by the Administrator to be entered into by the Company and the Grantee of an Award, as provided in Section 4. An Award Agreement may be an “Option Agreement,” a “Restricted Stock Agreement,” a “Restricted Unit Agreement,” a “SAR Agreement,” a “Performance Share Agreement,” a “Performance Cash Agreement” or a “Deferred Compensation Award Agreement.”

“Board” means the Board of Directors of the Company.

“Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

“Change in Control” means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any person or group; (ii) any person or group is or becomes the beneficial owner, directly or indirectly, of more than 50% of the voting shares of the Company, including by way of merger, consolidation or otherwise (other than CDC Corporation or its Related Entities); and (iii) the first day on which a majority of the members of the Board are not continuing directors; provided, however, that actions taken in connection with pursuing an Initial Public Offering of the Company which shall be approved by the Board and otherwise would trigger the provisions of (i), (ii) or (iii) hereof shall not be deemed to constitute a Change in Control.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Committee” means the Committee appointed by the Board under Section 3.

“Common Shares” means the Company’s Ordinary Shares, par value US$0.001 per share, either currently existing or authorized hereafter; provided, however, in the event the Company elects to create two classes of shares for the Company with generally equivalent rights (except for voting rights in which Class A Common Shares would have one vote per share and Class B common shares have supervoting rights), the vesting or exercise of any Awards granted hereunder shall be for Class A Common Shares. Each Grantee acknowledges and agrees that the intention of the Company at the time of the adoption of this Plan is to create two classes of Common Shares upon an initial public offering of the Company with the Class B Common Shares currently anticipated to have ten votes per share, and by accepting any Award granted hereunder is deemed to acknowledge and accept the foregoing provision.

“Company” means CDC Software Corporation, a company incorporated under the laws of Cayman Islands.

“Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

“Continuous Service” means the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant that is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity or any successor in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such ninety (90) day period.

“Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

“Deferred Compensation Award” means an award of Restricted Stock granted to a Grantee pursuant to Section 17 of the Plan.

“Director” means a member of the Board or the board of directors of any Related Entity.

“Disability” means, unless otherwise provided by the Administrator in the Grantee’s Award Agreement, a disability which renders the Grantee incapable of performing all of his or her material duties for a period of at least 60 consecutive or non-consecutive days during any consecutive twelve-month period.

“Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Fair Market Value” per Share as of a particular date means (i) if Shares are then listed on a national stock exchange, the closing sales price per Share on the exchange for the last preceding date on which there was a sale of Shares on such exchange, as determined by the Administrator; (ii) if Shares are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market, as determined by the Administrator; or (iii) if Shares are not then listed on a national stock exchange or traded on an over-the-counter market, such value as the Administrator in its discretion may in good faith determine; provided that, where the Shares are so listed or traded, the Administrator may make discretionary determinations where the Shares have not been traded for 10 trading days.

“Grantee” means (i) in the case of Incentive Stock Options, an Employee to whom an Option is granted, or the Successors of a Grantee, as the context so requires, and (ii) in the case of all other Awards granted hereunder, means an Employee, a Director of the Company (whether or not such Director is also an Employee), a Consultant (excluding a Consultant who directly or indirectly promotes or maintains a market for the securities of the Company or any Subsidiary) who is not an Employee, and such other persons as the Administrator shall select from time to time, in each case to whom an Award is granted, or the Successors of a Grantee, as the context so requires.

“Incentive Stock Option” means an Option qualified as such under Section 422 of the Code.

“Initial Public Offering” means an underwritten public offering of the Company’s Common Shares such that the Company becomes obligated to comply with the provisions of Section 12(g) of the Exchange Act, in which the Company or Related Parties receive gross proceeds of at least $100 million following which Common Shares with an economic interest representing at least 10% of all outstanding Common Shares as of such date have been sold to the public and are listed on a national securities exchange or quoted on NASDAQ.

“Insider” means an Officer, a member of the Board or any other person whose transactions in Shares are subject to Section 16 of the Exchange Act.

“Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

“Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means the right to purchase, at a price and for the term fixed by the Administrator in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Award Agreement, a number of Shares determined by the Administrator.

“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Performance Award” means an Award of Performance Shares or Performance Cash.

“Performance Award Formula” means, for any Performance Award, a formula or table established by the Administrator which provides the basis for computing the value of a Performance Award at one or more threshold levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

“Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

“Performance Cash” means the right, awarded to a Grantee pursuant to an Award Agreement, to receive an amount in cash, as determined by the Administrator, based on performance.

“Performance Goal” means a performance goal established by the Administrator.

“Performance Period” means a period established by the Administrator at the end of which one or more Performance Goals are to be measured.

“Performance Share” means the right, awarded to a Grantee pursuant to an Award Agreement, to receive Shares issued under the Plan, as determined by the Administrator, based on performance, or the cash equivalent thereof based upon the Fair Market Value thereof.

“Plan” means the Company’s 2008 Stock Incentive Plan, as set forth herein and as the same may from time to time be amended.

“Related Entity” means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

“Restricted Stock” or “Stock Unit” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to the provisions of Section 15 or such other restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions and other terms and conditions as established by the Administrator.

“Restricted Unit” means the right, awarded to a Grantee pursuant to an Award Agreement, to receive an amount in cash equal to the Fair Market Value of one Share, for such consideration, if any, and subject to the provisions of Section 15 or such other restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions and other terms and conditions as established by the Administrator.

“Retirement” means, unless otherwise provided by the Administrator in the Grantee’s Award Agreement, the termination (other than for Cause) of employment (or other termination of service, in the case of key consultants or directors) of a Grantee on or after the Grantee’s attainment of age 65 or on or after the Grantee’s attainment of age 55 with five consecutive years of service with the Company and or its Subsidiaries.

“SAR” or “Stock Appreciation Right” means the right, awarded to a Grantee pursuant to an Award Agreement, to receive an amount equal to the excess, if any, of the Fair Market Value of one Share on the date of exercise of the SAR over the exercise price.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Shares” mean Common Shares of the Company.

“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

“Successor” of a Grantee means the legal representative of the estate of a deceased Grantee or the person or persons who shall acquire the right to exercise an Award by bequest or inheritance or by reason of the death of the Grantee.

2.	EFFECTIVE DATE AND TERMINATION OF PLAN.

The effective date of the Plan is that date on which the Plan is approved by the shareholders and the Board of the Company. The Plan shall not become effective unless and until it is so approved. The Plan shall terminate on, and no Award shall be granted hereunder on or after, the 10-year anniversary of the earlier of the approval of the Plan by (i) the Board or (ii) the shareholders of the Company; provided, however, that the Board may at any time prior to that date terminate the Plan.

3.	ADMINISTRATION OF PLAN.

(a) With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by the Administrator which may be a Committee appointed by the Board, which Committee shall be constituted in such manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(b) With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by the Administrator which may be a Committee appointed by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(c) Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to the “Committee” shall be deemed to be references to such Committee or subcommittee.

(d) The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. No member of the Committee may act as to matters under the Plan specifically relating to such member.

(e) The Plan may be administered by different bodies with respect to Directors, Officers, Consultants and Employees who are neither Directors nor Officers.

4.	ELIGIBILITY AND GRANT OF AWARDS; ADMINISTRATOR AUTHORITY.

(a) Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall, in its discretion as reflected by the terms of the Award Agreements:

(i)	Select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii)	Authorize the granting of Awards to eligible Grantees;

(iii)

Determine and designate from time to time those eligible Grantees to whom Awards (which, in the case of Options granted to employees of the Company and its Subsidiaries, may be qualified under Section 422 of the Code) are to be granted and the number of Shares to be awarded to each Grantee;

(iv)	Determine the number of Shares, size of the Award or the amount of other consideration to be covered by each Award granted hereunder;

(v)	Approve the forms of Award Agreements for use under the Plan;

(vi)	Determine the time or times when and the manner and condition in which each Award shall be exercisable or vest, and the duration of the exercise period;

(vii)

Determine or impose other conditions to the grant, exercise or vesting of Awards under the Plan as it may deem appropriate (including in the case of Performance Awards, Performance Award Formulas, Performance Goals and Performance Periods); provided, however, that no Award shall be granted with terms or conditions which are inconsistent with the provisions of the Plan;

(viii)

Amend the terms of any outstanding Award granted under the Plan (including but not limited to the exercise price of any Option); provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent; and

(ix)	Take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

(b) Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company, a parent or a Subsidiary.

(c) SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option.

(d) The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

(e) In determining eligibility to receive an Award, as well as in determining the number of Shares to be awarded to any Grantee, the Administrator may consider the position and responsibilities of the Grantee, the nature and value to the Company of the Grantee’s services and accomplishments whether directly or through its Subsidiaries, the Grantee’s present and potential contribution to the success of the Company whether directly or through its Subsidiaries and such other factors as the Administrator may deem relevant. The Award Agreement shall contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Administrator. The Grantee shall take whatever additional actions and execute whatever additional documents the Administrator may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Grantee pursuant to the express provisions of the Plan and the Award Agreement.

(f) Nothing in the Plan or in any Option granted pursuant to the Plan shall confer on any individual any right with respect to the Grantee’s Continuous Service or interfere in any way with the right of the Company or its Subsidiaries to terminate the individual’s employment at any time, with or without Cause, and with or without notice.

(g) Without limitation to the foregoing, the Award Agreement may contain terms and conditions which limit the Grantee’s ability to exercise or the vesting of all or any portion of the Awards granted thereunder under circumstances in which the Grantee’s performance of his or her duties falls below specified performance criteria set forth in such Award Agreement.

5.	NUMBER OF SHARES SUBJECT TO THE PLAN.

Subject to adjustments pursuant to Section 21, the maximum aggregate number of Shares which may be issued pursuant to all Awards is 3,750,000. Notwithstanding the foregoing provisions of this Section 5, Shares as to which an Award is granted under the Plan that remains unexercised at the expiration, forfeiture or other termination of such Award may be the subject of the grant of further Awards. Shares covered by an Award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to the Grantee. Any Shares covered by a SAR shall be counted as used only to the extent Shares are actually issued to the Grantee upon exercise of the right. Any Shares covered by an Award which is settled in cash shall be added to the Shares available under the Plan. Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. The certificates for Shares issued hereunder may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Administrator may otherwise deem appropriate.

The maximum number of Options or SARs which may be awarded to any Grantee during any annual period during the term of the Plan is 1,000,000 in the aggregate. The maximum number of Shares which may be awarded to any Grantee during any annual period during the term of the Plan as Restricted Stock, Restricted Units or Performance Shares is 500,000 in the aggregate. The maximum amount of Performance Cash which any Grantee may earn during any annual period during the term of the Plan is US$500,000.

6.	EXERCISE PRICE.

The exercise or purchase price, if any, for an Award shall be as follows:

(a)	In the case of an Incentive Stock Option:

(i)

Granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(ii)

Granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(b) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant unless otherwise determined by the Administrator.

(c) In the case of a SAR, (i) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (ii) the exercise price per share subject to a Freestanding SAR shall be not less than eighty-five percent (85%) of the Fair Market Value per Share on the effective date of grant of the SAR.

(d) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(e) In the case of other Awards, such price as is determined by the Administrator.

(f) Notwithstanding the foregoing provisions of this Section 6, in the case of an Award issued pursuant to Section 8(c), below, the exercise or purchase price for the Award shall be determined in accordance with the principles of Section 424(a) of the Code.

7.	PERIOD OF AWARD AND VESTING.

(a) Unless earlier expired, forfeited or otherwise terminated, each Award shall expire in its entirety upon the seventh anniversary of the date of grant or shall have such other term as is set forth in the applicable Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than seven (7) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. The Award shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder or under the Award Agreement.

(b) Subject to Section 7(c) below, each Award, to the extent that there has been no termination of the Grantee’s employment and the Award has not otherwise lapsed, expired, terminated or been forfeited, shall first become exercisable or vest according to the terms, conditions, performance criteria and restrictions set forth in the Award Agreement, as determined by the Administrator at the time of grant. Unless otherwise provided in the Award Agreement, no Award (or portion thereof) shall ever be exercisable or vest if the Grantee’s employment with the Company and its Subsidiaries has terminated before the time at which such Award would otherwise have become exercisable or vest, and any Award that would otherwise become exercisable or vest after such termination shall not become exercisable or vest and shall be forfeited upon such termination. Notwithstanding the foregoing provisions of this Section 7(b), Awards exercisable or vesting pursuant to the schedule set forth by the Administrator at the time of grant may be fully or more rapidly exercisable or otherwise vested at any time in the discretion of the Administrator. Upon and after the death of a Grantee, such Grantee’s Awards, if and to the extent otherwise exercisable hereunder or under the applicable Award Agreement after the Grantee’s death, may be exercised by the Successors of the Grantee.

(c) Tandem SARs shall be exercisable only at the time and to the extent that the related Option is exercisable, subject to such provisions as the Administrator may specify where the Tandem SAR is granted with respect to less than the full number of Shares subject to the related Option. The Administrator may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or cancelled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be cancelled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be cancelled automatically as to the number of shares with respect to which the related Option was exercised.

8.	OTHER TERMS AND CONDITIONS OF AWARDS

(a) The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Shares. Such awards include, without limitation, Options, sales or bonuses of Restricted Stock, Restricted Units, Stock Appreciation Rights, Performance Shares, Performance Cash or Deferred Compensation Awards, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b) Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

(c) The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(d) The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise or vesting of an Award, satisfaction of performance criteria or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award (but only to the extent that such deferral programs would not result in an accounting compensation charge unless otherwise determined by the Administrator). The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(e) The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

9.	EXERCISABILITY UPON AND AFTER TERMINATION OF GRANTEE.

(a) In the case of Options, Restricted Stock, Restricted Units and SARs, unless otherwise provided in the Award Agreement, if the Grantee’s employment with the Company and its Subsidiaries terminates due to the death or Disability of the Grantee, the Grantee’s Awards, to the extent then unexercised, unvested or unsettled, shall thereupon cease to be capable of vesting, and no exercise of an Award may occur after the expiration of the one-year period to follow such termination or, if earlier, the expiration of the term of the Award in accordance with Section 7.

(b) In the case of Performance Awards, unless otherwise provided in the Award Agreement, if the Grantee’s employment with the Company and its Subsidiaries terminates due to the death or Disability of the Grantee before the completion of the Performance Period applicable to the Performance Award, the final value of the Grantee’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Grantee’s Continuous Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 11(c).

(c) Notwithstanding any other provision hereof, unless otherwise provided in the Award Agreement, if the Grantee’s employment is terminated by the Company and its Subsidiaries for Cause, the Grantee’s Awards, to the extent then unexercised, unvested or unsettled, shall thereupon cease to be exercisable or capable of vesting and shall be forfeited forthwith.

(d) Notwithstanding any other provision hereof, unless otherwise provided in the Award Agreement, if (i) the Grantee’s employment is terminated by the Company and its Subsidiaries (other than for Cause), (ii) the Grantee voluntarily terminates employment with the Company and its Subsidiaries (other than on account of death or Disability) or (iii) the Grantee’s employment with the Company and its Subsidiaries terminates due to Retirement, the Grantee’s Awards, to the extent then unexercised, unvested or unsettled, shall thereupon cease to be capable of vesting, and no exercise of an Award may occur after the expiration of the one-month period to follow such termination or, if earlier, the expiration of the term of the Award in accordance with Section 7.

(e) Except as may otherwise be expressly set forth in this Section 9, and except as may otherwise be expressly provided under the Award Agreement, no provision of this Section 9 is intended to or shall permit the exercise of the Option to the extent the Option was not exercisable upon cessation of employment.

10.	EXERCISE OF AWARDS.

Subject to vesting and other restrictions provided for hereunder or otherwise imposed in accordance herewith, an Award shall be deemed to be exercised when written notice of such exercise has been given to the Company by the person entitled to exercise the Award and full payment (if any) for the Shares is made with respect to which the Award exercised, including, to the extent selected, use of any broker-dealer sale and remittance procedure to pay the purchase price which the Company may provide in its discretion.

11.	PAYMENT.

(a)

The aggregate exercise or purchase price of an Award (if any) shall be paid in full upon the exercise or purchase of the Award, as the case may be. Payment must be made by one of the following methods:

(i)	a certified or bank cashier’s check;

(ii)

the proceeds of a Company loan program or third-party sale program or a notice acceptable to the Administrator given as consideration under such a program, in each case if permitted by the Administrator in its discretion, if such a program has been established and the Grantee is eligible to participate therein;

(iii)	if permitted by the Administrator in its discretion, shares of previously owned Common Shares having an aggregate Fair Market Value on the date of exercise equal to the aggregate exercise price; or

(iv)	by any combination of such methods of payment or any other method acceptable to the Administrator in its discretion.

(b) With respect to Options or SARs, the Administrator, in its discretion, may also permit the Grantee to elect to exercise an Option or SAR by receiving a combination of Shares and cash, or, in the discretion of the Administrator, solely in cash, with an aggregate Fair Market Value (or, to the extent of payment in cash, in an amount) equal to the excess of the Fair Market Value of the Shares with respect to which the Award is being exercised over the aggregate exercise price, as determined as of the day the Award is exercised.

(c) With respect to Performance Awards, the Administrator, in its discretion, may permit the Grantee to elect to settle Performance Awards by receiving cash, Shares or a combination thereof. If payment is to be made in Shares, the number of such shares shall be determined by dividing the final value of the Performance Award by the value of a Share determined by the method specified in the Award Agreement. Such methods may include, without limitation, the closing market price on a specified date (such as the settlement date) or an average of market prices over a series of trading days. Shares issued in payment of any Performance Award may be fully vested and freely transferable shares or may be subject to restrictions on transfer.

(d) Except in the case of Options exercised by certified or bank cashier’s check, the Administrator may impose limitations and prohibitions on the exercise of Awards as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of Common Shares as payment upon exercise of an Award. Any fractional Shares resulting from a Grantee’s election that are accepted by the Company shall in the discretion of the Administrator be paid in cash.

12.	TAX WITHHOLDING.

The Administrator may, in its discretion, require the Grantee to pay to the Company or a Subsidiary at the time of grant, exercise or vesting of any Award the amount that the Administrator deems necessary to satisfy the Company’s obligation to withhold income or other taxes incurred by reason of the grant, exercise or vesting. Upon grant, exercise or vesting of the Award, the Grantee may make a written election to have Shares and/or cash then issued withheld by the Company from the Shares and/or cash otherwise to be received, or to deliver previously owned Shares, in order to satisfy the liability for such withholding taxes. In the event that the Grantee makes, and the Administrator permits, such an election, the number of Shares and/or cash so withheld or delivered shall have an aggregate Fair Market Value on the respective date of grant, exercise or vesting sufficient to satisfy the applicable withholding taxes. Where the grant, exercise or vesting of an Award does not give rise to an obligation by the Company to withhold federal, state or local income or other taxes on the date of grant, exercise or vesting, but may give rise to such an obligation in the future, the Administrator may, in its discretion, make such arrangements and impose such requirements as it deems necessary or appropriate. Notwithstanding anything contained in the Plan to the contrary, the Grantee’s satisfaction of any tax-withholding requirements imposed by the Administrator shall be a condition precedent to the Company’s obligation as may otherwise be provided hereunder to provide Shares and/or cash to the Grantee, and the failure of the Grantee to satisfy such requirements with respect to the grant, exercise or vesting of an Award shall cause such Award to be forfeited.

13.	NONTRANSFERABILITY OF AWARD.

Incentive Stock Options granted under the Plan shall by its terms be non-transferrable by the Grantee except by will or the laws of descent and distribution of the jurisdiction wherein the Grantee is domiciled at the time of his death. For other Awards, the Administrator may (but need not) permit other transfers, where the Administrator concludes that such transferability is appropriate and desirable.

14.	RIGHT OF FIRST REFUSAL; RIGHT OF REPURCHASE.

At the time of grant, the Administrator may provide in connection with any grant made under the Plan that Shares received in connection with Awards shall be subject to a right of first refusal pursuant to which the Company shall be entitled to purchase such Shares in the event of a prospective sale of the Shares, subject to such terms and conditions as the Administrator may specify at the time of grant or (if permitted by the Award Agreement) thereafter, and to a right of repurchase, pursuant to which the Company shall be entitled to purchase such Shares at a price determined by, or under a formula set by, the Administrator at the time of grant or (if permitted by the Award Agreement) thereafter, subject to such other terms and conditions as the Administrator may specify at the time of grant.

15.	TERMS APPLICABLE TO AWARDS OF RESTRICTED STOCK AND RESTRICTED UNITS.

(a) Subject to Section 15(b) and Section 21, upon receipt of the Award of Restricted Stock, the Grantee shall have, unless otherwise provided by the Administrator, all the rights of a shareholder with respect to said Award, subject to the restrictions in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares. Grantees have no voting rights or rights to receive cash dividends with respect to the Award of Restricted Units until the Company’s Shares are issued in settlement of such Awards; provided, however, the Administrator may grant Awards of Restricted Units that entitle their holders to receive dividend equivalents, which are rights to receive additional Restricted Units for a number of shares whose value is equal to any cash dividends the Company pays.

(b) All shares of Restricted Stock and Restricted Units issued under the Plan (including, subject to Section 21, any shares received by Grantees thereof with respect to shares of Restricted Stock or Restricted Units as a result of stock dividends, stock splits or any other form of recapitalization or a similar transaction affecting the Company’s securities without receipt of consideration), or any interest therein, may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, and shall be subject to such other restrictions on transfer set forth in the terms of each individual Award Agreement as the Administrator shall provide; provided, however, that, upon the vesting of Restricted Stock or Restricted Unit in accordance with the provisions of the Award Agreement all restrictions shall lapse and such Award shall become freely transferable, subject to restrictions under applicable state and federal securities laws. Unvested Restricted Stock and Restricted Units may not be sold or encumbered until all restrictions are terminated or expire. Any attempt to dispose of any Restricted Stock or Restricted Units in contravention of any such restrictions shall be null and void and without effect. A Grantee’s rights in unvested Restricted Stock and Restricted Units shall lapse and his unvested Restricted Stock and Restricted Units shall be forfeited back to the Company one month following his termination of employment with the Company for any reason unless the Administrator shall determine otherwise in its sole discretion; provided, however, that if the Grantee paid any consideration for the Restricted Stock or Restricted Unit upon its issuance, then the Company shall reimburse him for the same upon such termination of employment and forfeiture of unvested Restricted Stock or Restricted Unit not later than ninety (90) days following such termination.

(c) The Company shall not be required to issue stock certificates representing Restricted Stock awarded to a Grantee until such Restricted Stock vests. In the event the Company elects to issue share certificates representing Restricted Stock awarded to a Grantee prior to vesting, with respect to each share of unvested Restricted Stock, the Secretary of the Company, or such other escrow holder as the Administrator may appoint, shall retain physical custody of the certificate representing such share until the restrictions imposed under the Award Agreement with respect to such share expire or shall have been removed, whereupon the certificate representing such share shall be delivered to the Grantee; provided, however, that if other shares of still unvested Restricted Stock are also represented by the same stock certificate, then such certificate shall be retired and new certificates representing the vested and unvested portions of the Award shall be issued in place of the existing certificate. Certificates representing vested Shares shall be delivered to the Grantee. Any certificates representing shares of still unvested Restricted Stock shall be retained by the escrow holder.

(d) If the Grantee is discharged from employment with the Company for Cause, or the Grantee performs acts of willful malfeasance or gross negligence in a matter of material importance to the Company, as determined by the Administrator, (a) any proceeds, gains or other economic benefit actually or constructively received by the Grantee upon any receipt of the Award of Restricted Stock or Restricted Units, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (b) the Awards of Restricted Stock and/or Restricted Units shall terminate and (whether or not vested) shall be forfeited. The Administrator shall have sole discretion with respect to the application of the provisions of this paragraph and such exercise of discretion shall be conclusive and binding upon the Grantee, and all other persons.

(e) By accepting an award of Restricted Stock, the Grantee agrees not to make an election under Section 83(b) of the Code, or any successor section thereto, with respect to Restricted Stock and Restricted Units without the prior written consent of the Administrator.

(f) Until vesting, any certificates representing the Shares issued as Awards of Restricted Stock under the Plan shall bear the following legend giving notice of restrictions on transfer of such shares under the Securities Act and under the Plan as follows:

“The securities evidenced by this certificate are subject to certain limitations on transfer as set forth in that certain Award Agreement, dated as of                     , 200    , between the Company and the shareholder a party thereto and the CDC Corporation 2008 Stock Incentive Plan (copies of which are available for inspection at the offices of the Company).”

and any other legends required by applicable state or federal securities laws, as determined by the Administrator.

16.	TERMS APPLICABLE TO PERFORMANCE AWARDS.

(a) Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Cash subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

(b) Unless otherwise provided by the Administrator in granting a Performance Award, each Performance Share shall have an initial value equal to the Fair Market Value of one (1) Share on the effective date of grant of the Performance Share, and Performance Cash shall have an initial value as set forth in the applicable Award Agreement. The final value payable to the Grantee in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Administrator are attained within the applicable Performance Period established by the Administrator.

(c) In granting each Performance Award, the Administrator shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Grantee. The Company shall notify each Grantee granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

(d) As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Administrator shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Grantee and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

(e) In its discretion, the Administrator may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Grantee who is not a Covered Employee to reflect such Grantee’s individual performance in his or her position within the Company or such other factors as the Administrator may determine. If permitted under a Covered Employee’s Award Agreement, the Administrator shall have the discretion, on the basis of such criteria as may be established by the Administrator, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula. No such reduction may result in an increase in the amount payable upon settlement of another Grantee’s Performance Award.

(f) Unless otherwise required by law, payment of the final value, of any, if a Performance Award held by a Grantee who has taken in excess of thirty (30) days in leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Grantee’s Continuous Service during the Performance Period during which the Grantee was not on a leave of absence.

17.	TERMS APPLICABLE TO DEFERRED COMPENSATION AWARDS.

(a) This Section 17 shall not be effective unless and until the Committee determines to establish a program pursuant to this Section. The Committee, in its discretion and upon such terms and conditions as it may determine, may establish one or more programs pursuant to the Plan under which:

(i)

Grantees designated by the Committee who are Insiders or otherwise among a select group of highly compensated Employees may irrevocably elect, prior to a date specified by the Committee, to reduce such Grantee’s compensation otherwise payable in cash (subject to any minimum or maximum reductions imposed by the Committee) and to be granted automatically at such time or times as specified by the Committee one or more Awards of Restricted Stock with respect to such numbers of Shares as determined in accordance with the rules of the program established by the Committee and having such other terms and conditions as established by the Committee.

(ii)

Grantees designated by the Committee who are Insiders or otherwise among a select group of highly compensated Employees may irrevocably elect, prior to a date specified by the Committee, to be granted automatically an Award of Restricted Stock with respect to such number of Shares and upon such other terms and conditions as established by the Committee in lieu of (1) Shares otherwise issuable to such Grantee upon the exercise of an Option; (2) cash or Shares otherwise issuable to such Grantee upon the exercise of an SAR; or (3) cash or Shares otherwise issuable to such Grantee upon the settlement of a Performance Award.

(b) Deferred Compensation Awards shall not be subject to any vesting conditions.

(c) A Grantee electing to receive an Award of Restricted Stock pursuant to this Section 17 shall specify at the time of such election a settlement date with respect to such Award. The Company shall issue to the Grantee as soon as practicable following the earlier of the settlement date elected by the Grantee or the date of termination of the Grantee’s Continuous Service, a number of whole Shares equal to the number of whole Shares of Restricted Stock subject to the Award of Restricted Stock. Such Shares shall be fully vested, and the Grantee shall not be required to pay any additional consideration (other than applicable tax withholding) to acquire such shares. Any fractional Shares of Restricted Stock subject to the Award of Restricted Stock shall be settled by the Company by payment in cash of an amount equal to the Fair Market Value as of the payment date of such fractional share.

18.	REGULATIONS AND APPROVALS.

(a) The grant of any Award pursuant to the Plan and the obligation of the Company with respect to Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable U.S. federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator.

(b) The Administrator may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to share awards.

(c) Each Award is subject to the requirement that, if at any time the Administrator determines, in its discretion, that the listing, registration or qualification of Shares pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Administrator.

(d) In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required under the Securities Act, and the Administrator may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that the Shares acquired by such individual are acquired for investment only and not with a view to distribution and that such Shares will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition.

19.	INTERPRETATION.

The Administrator may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. Without limiting the generality of the foregoing, the Administrator may (i) determine (A) the conditions under which a Grantee will be considered to have retired or become disabled and (B) whether any Grantee has done so; (ii) establish or assist in the establishment of a program (which need not be administered in a non-discriminatory or uniform manner) under which the Company or a third party may make bona-fide loans on arm’s-length terms to any or all Grantees to assist such Grantees with the satisfaction of any or all of the obligations that such Grantees may have hereunder or under which third-party sales may be made for such purpose (including, without limitation, with respect to Options, a loan program under which the Company or a third party would advance the aggregate exercise price to the Grantee and be repaid with Option Shares or the proceeds thereof and a sale program under which funds to pay for Option Shares are delivered by a third party upon the third party’s receipt from the Company of share certificates); (iii) determine the extent, if any, to which Award, or Shares shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); (iv) interpret the Plan and the Award Agreements hereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law; and (v) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. Unless otherwise expressly provided hereunder, the Administrator, with respect to any Award, may exercise its discretion hereunder at the time of the award or thereafter. In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Administrator shall be final and binding upon all persons.

20.	AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN.

The Board may at any time amend, suspend or terminate the Plan as it shall deem advisable, except that no amendment may adversely affect a Grantee with respect to Awards previously granted unless such amendments are in connection with compliance with Applicable Laws; provided that the Board may not make any amendment in the Plan that would, if such amendment were not approved by the holders of the Common Shares, cause the Plan to fail to comply with any requirement of Applicable Laws, unless and until the approval of the holders of such Common Shares is obtained. No Award may be granted during any suspension of the Plan or after termination of the Plan. Any amendment, suspension or termination of the Plan (including termination of the Plan under Section 2, above, shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

21.	CHANGES IN CAPITAL STRUCTURE.

If (i) the Company or its Subsidiaries shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or shares of the Company or its Subsidiaries or a transaction similar thereto, (ii) any share dividend, share split, reverse share split, share combination, reclassification, recapitalization or other similar change in the capital structure of the Company or its Subsidiaries, or any distribution to holders of Common Shares other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Administrator necessitates action by way of adjusting the terms of the outstanding Awards, then the Administrator may forthwith take any such action as in its judgment shall be necessary to preserve to the Grantees rights substantially proportionate to the rights existing prior to such event, including, without limitation, adjustments in (x) the number and kind of shares subject to Awards, (y) the exercise price, and (z) the number and kind of shares available under Section 5. To the extent that such action shall include an increase or decrease in the number of shares subject to outstanding Awards, the number of shares available under Section 5 above shall be increased or decreased, as the case may be, proportionately.

If a Change in Control shall occur, then the Administrator may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the Change in Control (including, without limitation, the substitution of shares other than shares of the Company as the Shares subject to Award hereunder, and the acceleration of the exercisability or vesting of the Awards), provided that the Administrator determines that such adjustments do not have a substantial adverse economic impact on the Grantee as determined at the time of the adjustments.

The judgment of the Administrator with respect to any matter referred to in this Section 21 shall be conclusive and binding upon each Grantee without the need for any amendment to the Plan.

22.	RESERVATION OF SHARES.

The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

23.	NO EFFECT ON RETIREMENT AND OTHER BENEFIT PLANS.

Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

24.	EFFECT OF SECTION 162(M) OF THE CODE.

The Plan, and all Awards issued thereunder, are intended to be exempt from the application of Section 162(m) of the Code. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to Covered Employees in a taxable year to the extent that compensation to such Covered Employee exceeds $1 million. It is possible that compensation attributable to options and other awards, when combined with all other types of compensation received by a Covered Employee, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock awards will generally qualify as performance-based compensation if (i) the award is granted by a compensation committee composed solely of two or more “outside directors,” (ii) the plan contains a per-employee limitation on the number of awards which may be granted during a specified period, (iii) the plan is approved by the stockholders, and (iv) under the terms of the award, the amount of compensation an employee could receive is based solely on an increase in the value of the stock after the date of the grant (which requires that the exercise price of the option is not less than the fair market value of the stock on the date of grant), and for awards other than options, established performance criteria that must be met before the award actually will vest or be paid.

The Administrator may, without shareholder approval, amend the Plan retroactively and/or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s Federal income tax deduction for compensation paid pursuant to the Plan. To the extent that the Administrator determines as of the date of grant of an Award that (i) the Award is intended to qualify as Performance-Based Compensation and (ii) the exemption described above is no longer available with respect to such Award, such Award shall not be effective until any shareholder approval required under Section 162(m) of the Code has been obtained.

25.	NOTICES.

All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally or mailed to the Grantee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 25.

26.	RIGHTS AS SHAREHOLDER.

Neither the Grantee nor any person entitled to exercise the Grantee’s rights in the event of death shall have any rights of a shareholder with respect to the Shares subject to an Award, except to the extent that a certificate for such Shares shall have been issued upon the exercise of the Award as provided for herein.

27.	EXCULPATION AND INDEMNIFICATION.

To the maximum extent permitted by law, the Company shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, wilful misconduct or criminal acts of such persons.

28.	CAPTIONS.

The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

29.	GOVERNING LAW.

THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, U.S.A. WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.

30.	NON-U.S. SUSIDIARIES.

Without amending the Plan, in consideration of the Company not being a U.S. corporation, the Administrator may allow for participation under the terms hereunder by Employees of non-U.S. Subsidiaries with such modifications of the terms and conditions otherwise specified hereunder as may, in the judgment of the Administrator, be necessary or desirable to foster and promote achievement of the purposes hereof, and, in furtherance of such purposes, the Administrator may adopt such amendments, procedures and the like as may be necessary or advisable to comply with provisions of laws (including tax laws) in other countries in which such Subsidiaries operate or have employees. Without limiting the generality of the foregoing, and notwithstanding any other provision of the Plan, the participation hereunder of each participating non-U.S. Subsidiary shall be deemed to be under a separate and distinct plan rather than under the Plan. Notwithstanding the foregoing, any limitations on the number of Shares which may be issued pursuant to all Awards set forth hereunder shall be applied and administered with respect to the aggregate of the Plan and all such separate plans.

31.	TERMS APPLICABLE PRIOR TO AN INITIAL PUBLIC OFFERING.

(a) Notwithstanding anything in this Plan to the contrary, the following terms shall apply prior to an Initial Public Offering of the Company’s Common Shares:

(i)	The only type of Awards which may be issued under this Plan are Options and Stock Appreciation Rights.

(ii)

Any Options which are issued under this Plan shall become exercisable by the Grantees only after the date which is six months after the effective date of a registration statement which the Company files under the Securities Act of 1933, as amended, in connection with an underwritten Initial Public Offering.

(iii)	None of the Options granted under the Plan will have voting rights prior to their exercise; provided, however, that any Common Shares issued upon exercise of such Options will have the right to vote.

(iv)

Options granted under the Plan shall by its terms be non-transferrable by the Grantee except by will or the laws of descent and distribution of the jurisdiction wherein the Grantee is domiciled at the time of his death. Any attempted transfer in violation of this prohibition shall be void ab initio.

(b) The intent of the Company is to have the terms of this Plan comply with the provisions of the “Starbucks” line of no-action letters and its progeny in order to avoid a requirement for the Company to comply with the registration requirements of Section 12(g) of the Exchange Act with respect to the Options granted and to be granted pursuant to this Plan.

(c) Prior to an Initial Public Offering, the Board may at any time amend the Plan and any Awards granted under this Plan as it may deem advisable in its sole discretion in order to have such Awards comply with the provisions of the “Starbucks” line of no action letters and its progeny and to comply with Applicable Laws.

(d) Subject to the provisions of Applicable Laws, the provisions of this Section 31 shall no longer apply following an Initial Public Offering of the Company’s Common Shares.

Appendix D

2009 EMPLOYEE SHARE PURCHASE PLAN

(Approved by the board of directors of the Company on September 13, 2009)

CDC Software Corporation (“CDC Software” or the “Company”) wishes to attract employees to the Company and its Subsidiaries, to induce employees to remain with the Company and its Subsidiaries, and to encourage them to increase their efforts to make the Company’s business more successful, whether directly or through its Subsidiaries. In furtherance thereof, the Plan is designed to provide equity-based incentives to the Eligible Employees of the Company and its Subsidiaries. The Plan is intended to comply with the provisions of Section 423 of the Code and shall be administered, interpreted and construed accordingly. American Depositary Shares, and not the Company’s Ordinary Shares, are traded on the Nasdaq Global Market.

1.	Definitions.

When used herein, the following terms shall have the respective meanings set forth below:

“American Depositary Share” or “ADS” means an authorized depositary security of CDC Software Corporation denominated in U.S. dollars currently representing one Ordinary Share and evidenced by an authorized depositary receipt issued by the Bank and quoted on Nasdaq.

“Bank” or “Depositary” shall mean Deutsche Bank Trust Company Americas, a wholly-owned subsidiary of Deutsche Bank A.G., or such other bank as the Company may from time to time appoint for the purposes of serving as its depositary for its American Depositary Shares.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day Nasdaq is open for trading.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Committee” means the committee appointed by the Board of Directors of the Company under Section 3 hereof.

“Company” means CDC Software Corporation, an exempted company with limited liability under the Companies Law of the Cayman Islands.

“Effective Date” means September 13, 2009.

“Eligible Compensation” for any pay period means, unless otherwise determined by the Committee, the amount of base salary for such period. Eligible Compensation does not include, without limitation, any payments for reimbursement of expenses, bonuses, incentive compensation, overtime, deferred compensation or other non-cash or non-regular payments, unless otherwise determined by the Committee.

“Eligible Employee” means employees eligible to participate in the Plan pursuant to the provisions of Section 4.

“Enrollment Period” means such period preceding an Offer Date as is specified by the Committee during which an Eligible Employee may elect to participate in the Plan.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” per Share (of an American Depositary Share, and not an Ordinary Share) as of a particular date means (i) if Shares are then listed on Nasdaq, the closing sales price per Share on Nasdaq for the last preceding date on which there was a sale of Shares on Nasdaq, as determined by the Committee, (ii) if Shares are not then listed on Nasdaq or any other a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market, as determined by the Committee, or (iii) if Shares are not then listed on Nasdaq, a national stock exchange or traded on an over-the-counter market, such value as the Committee in its discretion may in good faith determine; provided that, where the Shares are so listed or traded, the Committee may make such discretionary determinations where the Shares have not been traded for 10 trading days.

“Investment Date” means the last Business Day coincident with or immediately preceding March 31 and September 30 of each Investment Period, respectively.

“Investment Period” means the period commencing on each Offer Date and ending on the next succeeding Investment Date.

“Nasdaq” means the Nasdaq Global Market.

“Offer Date” means each October 1 and April 1, unless otherwise provided by the Committee; provided however, that with respect to the 2009 Plan Period only, the Offer Date shall be November 1, 2009.

“Ordinary Shares” means the Class A Ordinary shares, par value $0.001 per share, of the Company.

“Participating Employee” means an employee (i) for whom payroll deductions are currently being made under the Plan or (ii) for whom payroll deductions are not currently being made under the Plan because he or she has reached the limitation set forth in Section 6.

“Payroll Account” means an account maintained by the Company with respect to each Participating Employee as contemplated by Section 5.

“Plan” means this CDC Software Corporation 2009 Employee Share Purchase Plan, as amended from time to time.

“Plan Period” means either the six month period from October 1 of one year to March 31 of the following year inclusive, or the six month period from April 1 to September 30 of the same year inclusive; provided, however, that for purposes of the 2009 Plan Period only, Plan Period shall mean the period from November 1, 2009 to March 31, 2010.

“Shares” means American Depositary Shares.

“Stock Account” means a brokerage account as contemplated by Section 8.

“Subsidiary” means any corporation that is a “subsidiary corporation” with respect to the Company under Section 424(f) of the Code, whether now or hereafter existing, and which is designated by the Committee for participation in the Plan.

“Transfer Agent” means The Bank of New York Mellon.

“Triggering Event” shall have the meaning set forth in Section 12.

2.	Shares Reserved for the Plan

There shall be reserved for issuance and purchase by employees under the Plan an aggregate of 500,000 Shares, of which an aggregate of no more than 100,000 Shares shall be available for purchase during any Investment Period, subject to adjustment as provided in Section 12. Shares subject to the Plan may be Shares now or hereafter authorized but unissued, or Shares that were once issued and subsequently reacquired by the Company. If and to the extent that any right to purchase reserved Shares shall not be exercised by any employee for any reason or if such right to purchase shall terminate as provided herein, Shares that have not been so purchased hereunder shall again become available for the purposes of the Plan unless the Plan shall have been terminated, but such unpurchased Shares shall not be deemed to increase the aggregate number of Shares specified above to be reserved for purposes of the Plan (subject to adjustment as provided in Section 12).

3.	Administration of the Plan.

The Plan shall be administered by the Committee appointed by the Board of Directors. The Committee shall consist of not less than two members of the Board of Directors each of whom is a “non-employee director” within the terms of Rule 16b-3 promulgated under the Exchange Act and at such times as the Company is subject to Section 162(m) of the Code (to the extent relief from the limitation of Section 162(m) of the Code is sought with respect to options), shall qualify as “outside directors” for purposes of Section 162(m) of the Code. To the extent that the Compensation Committee of the Board of Directors satisfies the foregoing requirements, the Board of Directors may designate such Compensation Committee to act as the Committee hereunder. Each member of the Committee shall serve at the pleasure of the Board of Directors. The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. The Committee shall have authority to interpret the Plan, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law and shall take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof.

The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member.

4.	Eligible Employees.

All employees of the Company and each Subsidiary designated for participation herein by the Committee shall be eligible to participate in the Plan, provided that each such employee:

(i)

has been employed by the Company or any Subsidiary (or any predecessor thereof), in the manner set forth in clauses (iii) and (iv) below, for a period of at least one hundred and eighty (180) days (continuous or otherwise) prior to the Plan Period during which participation is to commence, provided that no employee who has been employed for two years, for purposes of Section 423(b)(4)(A) of the Code, or more can be excluded under this clause (i);

(ii)

does not own, for purposes of Section 423 of the Code, immediately after the right is granted, stock possessing 5% or more of the total combined voting power or value of all classes of capital stock of the Company or of a Subsidiary;

(iii)	customarily works more than 20 hours per week; and

(iv)	customarily works more than five months in a year;

provided, that, notwithstanding the foregoing, the employment of an employee of a Subsidiary which ceases to be a Subsidiary shall, automatically and without any further action, be deemed to have been terminated (and such employee shall cease to be an Eligible Employee hereunder).

The Committee may establish special rules with respect to those employees who first satisfy (iii) or (iv) above after they have already satisfied the other requirements established by this Section 4 (with additional special rules to apply in the discretion of the Committee in the case of employees with two years of service with the Company at such time).

The Committee may establish special rules with respect to the eligibility of and the prior service credit for employees of companies that become affiliated with the Company prior to the Effective Date or during a Plan Period.

5.	Election to Participate and Payroll Deductions.

Each Eligible Employee may elect to participate in the Plan during the Enrollment Period immediately prior to the beginning of a Plan Period (or in the case of the 2009 Plan Period beginning from the Effective Date to October 31, 2009). Each Eligible Employee may elect a payroll deduction of from 1% to 10% of Eligible Compensation from each paycheck, in increments of 1% (i.e., 1%, 2%, 3%, etc.). Elections under this Section 5 are subject to the limits set forth in Section 6. All payroll deductions shall be credited, as promptly as practicable, to a Payroll Account in the name of the Participating Employee. All funds held by the Company under the Plan shall not be segregated from other corporate funds (except that the Company may in its discretion establish separate bank or investment accounts in its own name) and may be used by the Company for any corporate purpose.

If so provided by the Committee, unless he or she elects otherwise during the Investment Period for the Plan Period, an Eligible Employee who is a Participating Employee on the day before a Plan Period commences will be deemed (i) to have elected to participate in such Plan Period and (ii) to have authorized the same percentage payroll deduction for such Plan Period as in effect for such employee on the day before such Plan Period commences.

Each Participating Employee may, by signing and delivering written notice to the Committee, on a form specified for such purpose by the Committee, at such times and under such circumstances as may be established by the Committee, cancel his or her election to participate in the Plan and in such case the entire balance in the Payroll Account of such Participating Employee shall be repaid to such Participating Employee as promptly as practicable.

A Participating Employee who ceases to participate in a Plan Period shall not again be eligible to participate during such Plan Period but, may elect to participate in a subsequent Plan Period, if then eligible. A Participating Employee may at any time during a Plan Period (but not more than four times) increase or decrease his or her payroll deductions by filing the required form with the Company, which increase or decrease shall become effective with the first pay period of the first succeeding calendar month to which it may be practicably applied.

6.	Limitation of Number of Shares That a Participating Employee May Purchase.

No right to purchase Shares under the Plan shall permit an employee to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries (as defined for purposes of Section 423 of the Code) at a rate which in the aggregate exceeds $25,000 of the fair market value of such Shares (determined under Section 423 of the Code at the time the right is granted) for each calendar year in which the right is outstanding at any time. The maximum number of Shares that a Participating Employee may purchase in any one Investment Period shall be not more than such amount as is determined by dividing $12,500 by the Fair Market Value of such Shares on the Offer Date.

7.	Purchase Price.

The purchase price for each Share shall be the lesser of (i) 85% of the Fair Market Value of such Share on the Offer Date, and (ii) 85% of the Fair Market Value of such Share on the Investment Date.

8.	Method of Purchase.

As of each Investment Date, each Participating Employee shall be deemed, without any further action, to have purchased, the number of whole and fractional Shares which the balance of his or her Payroll Account at that time will purchase, determined by dividing the balance in his or her Payroll Account not theretofore invested by the purchase price as determined in Section 7.

All Shares purchased as provided in the foregoing paragraph shall be maintained initially in separate Stock Accounts for the Participating Employees at the Transfer Agent or at a brokerage firm selected by, and pursuant to an arrangement with, the Company. A Participating Employee shall be free to undertake a disposition (as that term is defined in Section 424 of the Code) of the Shares in his or her Stock Account at any time, whether by sale, exchange, gift or other transfer of legal title, but, in the absence of such a disposition of such Shares, unless otherwise provided by the Committee, the Shares must remain in the Participating Employee’s Stock Account at the brokerage firm so selected until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to those Shares for which the Section 423(a) holding period has been satisfied, the Participating Employee may, without limitation, move those Shares to another brokerage account of the Participating Employee’s choosing or request that an American Depositary Receipt representing an ADS be issued and delivered to him or her. For so long as such Shares are maintained in Stock Accounts, all dividends paid with respect to such Shares shall be credited to each Participating Employee’s Stock Account, and will be automatically reinvested in whole and fractional Shares, unless the Participating Employee elects not to have such dividends reinvested. Notwithstanding the foregoing, in the discretion of the Committee, fractional Shares shall not be purchased hereunder, and any remaining cash in a Participating Employee’s Payroll Account resulting from such failure to invest in fractional Shares shall be returned to the Participating Employee as soon as practicable. The Committee may provide that transaction fees incurred with respect to dividend reinvestment may be paid by the Company.

9.	Title of Share Accounts.

Each Stock Account may be in the name of the Participating Employee or, if permitted by the Committee, as the Participating Employee so indicates on the appropriate form, in his or her name jointly with another person, with right of survivorship. If permitted by the Committee, a Participating Employee who is a resident of a jurisdiction that does not recognize such a joint tenancy may have a Stock Account in his or her name as tenant in ordinary with another person without right of survivorship. To the extent the Committee allows for the purchase of fractional Shares, in the event that a Participating Employee directs that his or her Shares be transferred from the applicable Stock Account, any fractional Shares in the Participating Employee’s Stock Account shall be paid in cash in accordance with the generally applicable rules and procedures of the Transfer Agent or the brokerage firm maintaining the Stock Accounts.

10.	Rights as a Shareholder.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Our amended and restated memorandum and articles of association and Cayman Islands law governs shareholder rights. The Depositary will be the registered holder of the Ordinary Shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the Depositary and you, as an ADS holder, and the beneficial owners of ADSs sets out ADS holder rights as well as the rights and obligations of the Depositary. The laws of the State of New York govern the deposit agreement and the ADSs.

11.	Rights Not Transferable.

Rights granted under the Plan are not transferable by a Participating Employee other than by will or the laws of descent and distribution and are exercisable during his or her lifetime only by him or her.

12.	Adjustment in Case of Changes Affecting Ordinary Shares.

If (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or its Subsidiaries or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company, or any distribution to holders of Ordinary Shares other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the number or kind of shares, or both, which thereafter may be sold under the Plan, then the Committee shall forthwith take any such action as in its judgment shall be necessary to preserve to the Participating Employees’ rights substantially proportionate to the rights existing prior to such event, and to maintain the continuing availability of Shares under Section 2 and the last sentence of Section 6 (if Shares are otherwise then available) in a manner consistent with the intent hereof, including, without limitation, adjustments in (x) the number and kind of shares subject to the Plan, (y) the purchase price of such shares under the Plan, and (z) the number and kind of shares available under Section 2 and the last sentence of Section 6. To the extent that such action shall include an increase or decrease in the number of Shares (or units of other property then available) subject to the Plan, the number of Shares (or units) available under Section 2 and the last sentence of Section 6 above shall be increased or decreased, as the case may be, proportionately, as may be provided by Committee in its discretion.

Notwithstanding any other provision of the Plan, if the Shares cease to be listed or traded, as applicable, on Nasdaq, a national stock exchange or over-the-counter market (a “Triggering Event”), then, in the discretion of the Committee, (i) the balance in the Participating Employee’s Payroll Account not theretofore invested may be refunded to the Participating Employee, and such Participating Employee shall have no further rights or benefits under the Plan, (ii) an amount equal to the product of the Fair Market Value of a Share on the date of the Triggering Event multiplied by the number of Shares such Participating Employee would have been able to purchase with the balance of his or her Payroll Account on such Triggering Event if such Triggering Event were the Investment Date may be paid to the Participating Employee, and such Participating Employee shall have no further rights or benefits under the Plan, or (iii) the Plan may be continued without regard to the application of this sentence.

13.	Termination of Employment.

In the event a Participating Employee’s employment is terminated during a Plan Period (regardless of the reason therefor and regardless of the party initiating the termination), the balance in the Participating Employee’s Payroll Account not theretofore invested, shall be refunded to him or her, and in the event of his or her death shall be paid to his or her estate, any such refund or payment to be made as soon as practicable after the next Investment Date.

14.	Amendment of the Plan.

The Board of Directors may at any time, or from time to time, amend the Plan in any respect; provided, however, that the Plan may not be amended in any way that would cause, if such amendment were not approved by the holders of Ordinary Shares, the Plan to fail to comply with

(i)	the requirements for employee stock purchase plans as defined in Section 423 of the Code; or

(ii)	any other requirement of applicable law or regulation;

unless and until the approval of the holders of the applicable Ordinary Shares is obtained. No amendment of the Plan shall alter or impair any rights outstanding at the time of such amendment to purchase Shares pursuant to any offer hereunder.

15.	Termination of the Plan.

The Plan and all rights of employees hereunder shall terminate:

(i)	on the date that Participating Employees become entitled to purchase a number of Shares greater than the number of reserved Shares remaining available for purchase; or

(ii)	at any time, at the discretion of the Board of Directors.

In the event that the Plan terminates under circumstances described in (i) above, reserved Shares remaining as of the termination date shall be subject to Participating Employees on a pro rata basis. No termination of the Plan shall alter or impair any rights outstanding at the time of such termination to purchase Shares pursuant to any offering of the right to purchase Shares hereunder.

16.	Governmental and Other Regulations; Further Assurances.

The Plan, and the grant and exercise of the rights to purchase Shares hereunder, and the Company’s obligation to sell and deliver Shares upon the exercise of rights to purchase Shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company shall not be required to issue or deliver any certificates for Shares prior to the completion of any registration or qualification of such Shares under, and the obtaining of any approval under or compliance with, any state or federal law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Certificates for Shares issued hereunder may be legended as the Committee may deem appropriate.

The Participating Employee shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or affect one or more of the obligations or restrictions imposed on the Participating Employee pursuant to the Plan.

17.	Indemnification of Committee.

The Company shall indemnify and hold harmless the members of the Board of Directors of the Company and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan if such person acts in good faith and in a manner that he or she reasonably believes to be in, or not opposed to, the best interests of the Company, to the maximum extent permitted by law.

18.	Withholding; Disqualifying Dispositions.

Notwithstanding any other provision of the Plan, the Company shall deduct from all Payroll Accounts paid under the Plan all federal, state, local and other taxes required by law to be withheld with respect to such payments.

If Shares acquired under the Plan are disposed of in a disqualifying disposition within the meaning of Section 423(a) of the Code, such Participating Employee shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company (or any affiliate thereof) thereupon has a tax-withholding obligation, shall pay to the Company (or such affiliate) an amount equal to any withholding tax the Company (or affiliate) is required to pay as a result of the disqualifying disposition.

19.	Notices.

All notices under the Plan shall be in writing (which for these purposes shall include reasonably acceptable means of electronic transmission), and if to the Company, shall be delivered to the Board of Directors or mailed to its principal office, addressed to the attention of the Board of Directors; and if to a Participating Employee, shall be delivered personally or mailed to such Participating Employee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 19.

20.	Severability.

The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect.

21.	No Right to Continued Employment.

The Plan and any right to purchase Shares granted hereunder shall not confer upon any employee any right with respect to continued employment by the Company or any Subsidiary, nor shall they restrict or interfere in any way with the right of the Company or any Subsidiary by which an employee is employed to terminate his or her employment at any time.

22.	Captions.

The use of captions in the Plan is for convenience only. The captions are not intended to and do not provide substantive rights.

23.	Effective Date of the Plan.

The Plan shall be effective as of the Effective Date, provided that the Plan is subsequently approved by a vote of the holders of the Ordinary Shares.

24.	Non-U.S. Subsidiaries.

Without amending the Plan, in consideration of the Company not being a U.S. corporation, the Committee may allow for participation under the terms hereunder by Eligible Employees of non-U.S. Subsidiaries with such modifications of the terms and conditions otherwise specified hereunder as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes hereof, and, in furtherance of such purposes, the Committee may adopt such amendments, procedures and the like as may be necessary or advisable to comply with provisions of laws (including tax laws) in other countries in which such Subsidiaries operate or have employees. Without limiting the generality of the foregoing, and notwithstanding any other provision of the Plan, the participation hereunder of each participating non-U.S. Subsidiary shall be deemed to be under a separate and distinct plan rather than under the Plan. Notwithstanding the foregoing, any limitations on the number of Shares set forth hereunder shall be applied and administered with respect to the aggregate of the Plan and all such separate plans.

25.	Governing Law.

THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

		☐	¢

	CDC SOFTWARE CORPORATION

	Proxy for Extraordinary General Meeting of Shareholders on May 28, 2010

	Solicited on Behalf of the Board of Directors

The undersigned, a holder of record on May 11, 2010 of Class A ordinary shares, as such may be represented by American Depositary Shares (“Class A Shares”) or Class B ordinary shares (“Class B Shares” and together with the Class A Shares, collectively, the “Ordinary Shares”) of CDC Software Corporation, hereby revokes all other proxies and appoints the Chairman of the Meeting, as proxy for the undersigned, to attend the Extraordinary General Meeting of Shareholders of CDC Software Corporation (the “General Meeting”), and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast in respect of the Ordinary Shares registered in the name of the undersigned at the General Meeting and otherwise to represent the undersigned at the General Meeting with all powers possessed by the undersigned as if personally present at the General Meeting.

	(Continued and to be signed on the reverse side.)

¢		14475	¢

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF

CDC SOFTWARE CORPORATION

May 28, 2010

Please sign, date and mail

your proxy card in the

envelope provided as soon as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

¢ 00030300300300000000 9	052810

            PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

In order to be valid, this form of Proxy with the power of attorney or other authority, if any, under which it is signed, must be deposited with the Deutsche Bank Trust Company Americas, as depositary for the ADSs (“Deutsche Bank”) no later than 4:00 p.m., New York time, on May 24, 2010 in order to be counted in the General Meeting on May 28, 2010. You may also vote your shares in person at the General Meeting. Due to the limited amount of time available before the Proxy deadline, the completed Proxy can be faxed (with the original to follow by mail) to Deutsche Bank at 718-765- 8730. [You may also complete your proxy online.]

1. 2.

To ratify the adoption of the Company’s 2009 Stock Incentive Plan (the “2009 Plan”).

To approve an amendment to the 2009 Plan to permit the Compensation Committee or the Board of Directors of the Company to amend (including but not limited to the exercise price of any Award (as defined in the 2009 Plan)), cancel, substitute, replace, re-grant and/or re-price any Award granted or to be granted under the 2009 Plan or any other incentive plan, without shareholder approval.

			FOR ☐ ☐	AGAINST ☐ ☐	ABSTAIN ☐ ☐

Deutsche Bank Trust Company Americas, as depositary (“Deutsche Bank”) has received advice that the Extraordinary General Meeting of Shareholders of CDC Software Corporation will be held in Hong Kong on May 28, 2010 at 12:00 p.m. (Hong Kong time), for the purposes set forth in the enclosed Notice of Extraordinary General Meeting.

If you are desirous of having the Chairman of the General Meeting vote on your behalf “for” or “against” the resolutions to be proposed, or any of them, at the General Meeting, kindly execute and forward to Deutsche Bank the attached Proxy. The enclosed postage paid envelope is provided for this purpose. This Proxy should be executed in such manner as to show clearly whether you desire the Chairman of the Meeting to vote “for” or “against” the resolutions or any of them, as the case may be. The Proxy MUST be forwarded in sufficient time to reach Deutsche Bank before 3:00 p.m., New York time, on May 24, 2010. Only the registered holders of record at the close of business on May 11, 2010 will be entitled to execute the Proxy.

3.

To approve an amendment to the 2009 Plan to amend Section 5 of the 2009 Plan to increase the maximum number of Options or SARs which may be awarded to any Grantee (each such as defined in the 2009 Plan) during any annual period during the term of the 2009 Plan from 1,000,000 to 3,000,000.

			☐	☐	☐
	4.	To ratify the adoption of the Company’s 2009 Employee Share Purchase Plan (the “2009 ESPP”).	☐	☐	☐

This Proxy, when properly signed and dated, will be voted in the manner directed as specified by the undersigned, but if no specification is made, the Proxy will be voted FOR items 1 through 4, and will be voted in the discretion of the Chairman of the General Meeting on any other matters that may properly come before the General Meeting or any adjournment or postponement thereof. A detailed explanation of the proposals within each of the items listed has been included with this Proxy.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢

Deutsche Bank Trust Company Americas

Trust & Securities Services

Global Equity Services

DEPOSITARY RECEIPTS

Depositary's Notice of Extraordinary General Meeting of Shareholders of CDC Software Corporation.

Issue:	CDC Software Corporation / Cusip 12507Y108

Country:	Cayman Islands

Meeting Details:	Extraordinary General Meeting of Shareholders of CDC Software Corporation on
May 28, 2010

Meeting Agenda:	The Company’s Notice of Meeting, Agenda and Proxy Statement are attached

Voting Deadline:	May 24, 2010 at 4:00 PM (New York City Time)

ADR Record Date:	May 11, 2010

Ordinary: ADR ratio	1 Ordinary Share: 1 ADR

Holders of American Depositary Receipts (ADRs) representing ordinary shares (the “Deposited Securities”) of CDC Software Corporation (the “Company”) are hereby notified of the Company's Extraordinary General Meeting of shareholders. A copy of the Notice of Meeting and Proxy Statement from the Company, which includes the agenda for such meeting, is attached.

Holders of record of ADRs as of the close of business on the ADR Record Date will be entitled, subject to any applicable laws, the Deposited Securities or of the Articles of Incorporation of the Company, to instruct Deutsche Bank Trust Company Americas, as Depositary, (“the Depositary”) as to the exercise of voting rights, if any, pertaining to the Deposited Shares represented by their respective ADRs. In order for a voting instruction to be valid, Holders should complete, sign and return the enclosed voting instruction form by the voting deadline date stated above. (Beneficial owners of ADRs who hold their ADRs through and received materials from a bank or broker nominee should complete their respective voting instruction in accordance with the instructions received from that bank or broker nominee).

Upon receipt of voting instructions from ADR holders, the Depositary will arrange to vote the Deposited Securities in accordance with the instructions received from ADR holders.

For further information, please contact:

Daniel Belean

AVP

Deutsche Bank - Depositary Receipts

Tel 212 250 6612

Fax 212 797 0327